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                                                                Exhibit 1(b)1(b)

                                THE GATEWAY TRUST

                               AMENDMENT NO. 1 TO
                SECOND AMENDED AGREEMENT AND DECLARATION OF TRUST
                          DATED AS OF DECEMBER 29, 1992

         THIS AGREEMENT of Amendment made as of this 25th day of January, 1993, by the Trustees acting under and pursuant to that certain Second Amended Agreement and Declaration of Trust dated as of December 29, 1993, does hereby

                                 WITNESSETH THAT

         WHEREAS, the Trustees have determined that it is advisable to add an additional series designated the Gateway Small Cap Index Series, without par value,

         NOW, THEREFORE, the undersigned Trustees, representing a majority of the presently acting Trustees, acting under and pursuant to the authority of
Section 9.7 of the Declaration of Trust, do hereby agree and take action as follows:

                  1. ADDITION OF SERIES. Effective as of the date on which Post-Effective Amendment No. 22 to the Registration Statement of the Gateway Trust (Registration No. 2-59895) shall become effective (the "Effective Date"), there is hereby added as an additional series of shares of beneficial interests to be offered by the Trust, and pursuant to all of the terms of the Declaration of Trust, the Gateway Small Cap Index Series, without par value.

                  2. AMENDMENT OF SCHEDULE A. At the Effective Date, Schedule A to the Declaration of Trust shall be, for the purpose of giving effect to paragraph 1, above, amended to read as set forth on the Schedule A which is amended hereto and by this reference made a part hereof.

         This Amendment may be executed in counterparts.

         IN WITNESS WHEREOF, the undersigned Trustee has subscribed his or her name and executed Amendment as of the day and year first above written.

         /s/ Stefen F. Brueckner                /s/ Walter L. Lingle, Jr.

         /s/ Kenneth A. Drucker                 /s/ Walter G. Sall

         /s/ Beverly S. Gordon                  /s/ William H. Schneebeck

         /s/ John F. Lebor                      /s/ Peter W. Thayer


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                                   SCHEDULE A
                                       TO
                            THE GATEWAY TRUST AMENDED
                       AGREEMENT AND DECLARATION 0F TRUST
                     (AS AMENDED THROUGH DECEMBER 29, 1992)

                              DESIGNATION OF SHARES

1.       Gateway Index Plus Series, without par value

2.       SWRW Growth Plus Series, without par value

4.       Gateway Capital Series, without par value

3.       Gateway Government Bond Plus Series, without par value